SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2015

http://www.royl.com/contactus.htm

ROYALE ENERGY, INC.
(Exact name of registrant as specified in its charter)

California	0-22750	33-02224120
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3777 Willow Glen Drive
El Cajon, California 92019-4601
(Address of principal executive office)
Issuer's telephone number:  (619) 383-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On May 20, 2015, Royale Energy, Inc. (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Roth Capital Partners, LLC, ("Roth"), under which the Company may issue and sell shares of its Common Stock for aggregate consideration of up to $7,726,103, from time to time in an at the market equity offering program with Roth acting as the Company’s sales agent (the “Offering”).

Sales of the Common Stock if any, under the program will depend upon market conditions and other factors to be determined by the Company and may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on The Nasdaq Capital Market ("NASDAQ"), on any other existing trading market for the Common Stock or to or through a market maker.  Subject to the terms and conditions of the Sales Agreement, Roth will use its commercially reasonable efforts, consistent with its customary trading and sales practices and applicable state and federal laws, rules and regulations and the rules of NASDAQ, to sell the Company's Common Stock from time to time, in accordance with the Company's instructions and including any limits the Company may impose pursuant to the terms of the Sales Agreement.  The Company has no obligation to sell any shares of Common Stock in the program and may at any time suspend solicitation and offers under the program or terminate the program. The Company will pay Roth a commission equal to 3.5% of the gross sales price of any such shares sold, through it as sales agent, as set forth in the Sales Agreement.  The Company has also agreed to reimburse Roth for certain expenses incurred in connection with entering into the Sales Agreement and has provided Roth with customary indemnification rights.

The Company anticipates that the proceeds from the Offering will be used to develop certain Alaskan oil and gas properties and for working capital.

The offering of shares pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of all shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement by the Company or Roth.

Any offering of the Company’s Common Stock will be made pursuant to a shelf registration statement previously filed with the Securities and Exchange Commission and declared effective by the SEC (File No. 333-203229) on May 20, 2015, and the Prospectus Supplement dated May 21, 2015, describing the offering.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Sales Agreement filed herewith is not intended to provide any other factual information about the Company.   A copy of the opinion of Strasburger & Price, LLP, relating to the legality of the Common Stock is filed as Exhibit 5.1 hereto, and is incorporated herein by reference.  The foregoing description of the Offering and the documents related thereto is qualified in its entirety by reference to such exhibits.  Issuance of Common Stock under the Sales Agreement is subject to approval by The Nasdaq Capital Market.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits
Number	Description
5.1	Legal Opinion of Strasburger & Price, LLP
10.1	Sales Agreement, dated May 20, 2015, by and between Royale Energy, Inc. and Roth Capital Partners, LLC
23.1	Consent of Strasburger & Price, LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: May 20, 2015	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Co-President, Co-Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Number	Description
5.1	Legal Opinion of Strasburger & Price, LLP
10.1	Sales Agreement, dated May 20, 2015, by and between Royale Energy, Inc. and Roth Capital Partners, LLC
23.1	Consent of Strasburger & Price, LLP (included in Exhibit 5.1)